                                                                  EXHIBIT 10(b)

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment Number 15 to the Registration Statement (Form N-4, No. 33-15672) of John Hancock Variable Annuity Account V.

  We also consent to the inclusion of our reports dated February 13, 2001 on the financial statements included in the Annual Report of the John Hancock Variable Annuity Account V, and dated March 16, 2001 on the financial state-ments included in the Annual Report of the John Hancock Mutual Life Insurance Company for the year ended December 31, 2000.


                                        /s/ ERNST & YOUNG LLP


                                            ERNST & YOUNG LLP

Boston, Massachusetts
April 25, 2001